UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2011

Stone Harbor Investments, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-162469	27-0374885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

450 East Las Olas Blvd.
Suite 830
Ft. Lauderdale, Florida 33301
 (Address of principal executive offices) (zip code)

(954) 462-8895
 (Registrant's telephone number, including area code)

Copies to:
Jolie Kahn, Esq.
61 Broadway, Suite 2820
New York, New York 10006
Phone: (212) 422-4910
Fax: (866) 705-3071

STONE HARBOR INVESTMENTS, INC.
7985 113th Street, Suite 211
Seminole, FL 33772
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  AMENDMENT TO ARTICLES OF INCORPORATION.

See Item 5.07 below.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Pursuant to a written consent by the holders of 51.25% of its Common Stock, the Company was authorized to file an amendment to its Articles of Incorporation changing its name to LTS Nutraceuticals, Inc. and was authorized to issue a stock dividend pursuant to which each holder of its Common Stock as of April 14, 2011 would receive an additional 49 shares of its Common Stock for each such share outstanding, such that after giving effect to the dividend, each holder of a share of Common Stock of the Company before the dividend shall then own a total of 50 shares of Common Stock of the Company after the issuance of the dividend.  On April 15, 2011, the Company filed an amendment to its Articles of Incorporation changing its name from Stone Harbor Investments, Inc. to LTS Nutraceuticals, Inc.

ITEM 9.01 EXHIBIT

EXHIBIT 3.6          Amendment to the Articles of Incorporation of Stone Harbor Investments, Inc., dated April 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE HARBOR, INC.

Dated: April 21, 2011	By:	/s/ Jerry Rayman
Name: Jerry Rayman

EXHIBIT INDEX

Exhibit 3.6	Amendment to the Articles of Incorporation of Stone Harbor Investments, Inc., dated April 15, 2011.